EXHIBIT 99.1

Company Contacts:

Tamara A. Seymour	Pete De Spain

CFO and Vice President,	Associate Director,

Finance & Administration	Investor Relations & Corporate Communications

Favrille, Inc.	Favrille, Inc.

(858) 526-8035	(858) 526-2426

tseymour@favrille.com	pdespain@favrille.com

Favrille Announces Appointment of David Guy as Chief Commercial Officer

San Diego – Dec. 5, 2005 – Favrille, Inc. (Nasdaq: FVRL), a biopharmaceutical company developing patient-specific immunotherapies for the treatment of cancer, announced today the appointment of David Guy as Chief Commercial Officer. In this newly created position, Mr. Guy will drive all of the Company’s commercial activities in preparation for the launch of Favrille’s lead product candidate, FavId®. FavId is nearing completion of enrollment in a pivotal Phase 3 clinical trial following Rituxan® treatment in patients with follicular B-cell non-Hodgkin’s lymphoma (NHL). Mr. Guy will report directly to the Company’s President and Chief Executive Officer, John P. Longenecker, Ph.D.

“David joins us with 17 years of experience in marketing and sales including more than 10 years of experience specifically dedicated to commercializing oncology products and managing leading brands such as Rituxan, Herceptin®, Fludara® and Taxotere®,” said Dr. Longenecker. “We expect that he will have an immediate impact on the strategic development of FavId and that ultimately his expertise and leadership will help us build a world-class commercial organization.”

Prior to joining Favrille, Mr. Guy served as Vice President, Global Strategic Marketing and Business Development, Oncology at Schering AG/Berlex. Previously, he served as Director, Oncology Marketing at Genentech, where he was responsible for the marketing activities for both Rituxan and Herceptin. Prior to Genentech, Mr. Guy spent six years at Sanofi-Aventis as U.S. Business Unit Head, Oncology (Sanofi), and held several key commercial positions that contributed to the success of Taxotere (Aventis/RPR). Mr. Guy earned his Bachelor of Science degree in Biology with a specialization in Molecular Genetics from McMaster University in Hamilton, Ontario.

About Favrille, Inc.
Favrille, Inc. is a biopharmaceutical company focused on the research, development and commercialization of targeted immunotherapies for the treatment of cancer and other diseases of the immune system. The Company’s lead product candidate, FavId, is based upon unique genetic information extracted from a patient’s tumor. FavId is currently under investigation in a pivotal Phase 3 clinical trial for patients with follicular B-cell NHL and Phase 2 clinical trials in other B-cell NHL indications. The Company is developing additional applications based on its immunotherapy expertise and proprietary cost-effective manufacturing technology, including a second product candidate, FAV-201, for the treatment of T-cell lymphoma.

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Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, references to Favrille’s product candidates, proprietary technologies and research programs. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Favrille’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress and timing of clinical trials for FavId, including potential delays in patient enrollment; difficulties or delays in development, testing, manufacturing and marketing FavId or Favrille’s other product candidates; Favrille’s ability to obtain marketing approval for FavId or Favrille’s other product candidates and the timing of any such approvals; risks associated with achieving projected operating metrics and financial performance or the anticipated number of patients using FavId; Favrille’s ability to obtain additional financing to support its operations; and additional risks discussed in Favrille’s filings with the Securities and Exchange Commission. In addition, conclusions regarding the safety and efficacy of Favrille’s product candidates cannot be made until the results of future clinical trials of longer duration in more patients are known. All forward-looking statements are qualified in their entirety by this cautionary statement. Favrille is providing this information as of the date of this release and, except as required by law, does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.